Exhibit 5.1

[LETTERHEAD OF GRAY CARY WARE & FREIDENRICH LLP]

2000 University Avenue, East Palo Alto, CA 94303-2248

Phone: 650-833-2000                        Fax: 650-833-2001                        www.graycary.com

August 2, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Ladies and Gentlemen:

As legal counsel for salesforce.com, inc., a Delaware corporation (the “Company”), we are rendering this opinion in connection with a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, for the registration of up to 23,115,865 shares of the Common Stock, $0.001 par value, of the Company which may be issued pursuant to the exercise of options and purchase rights granted under the saleforce.com, inc. 1999 Stock Option Plan, 2004 Equity Incentive Plan, 2004 Outside Directors Stock Plan and 2004 Employee Stock Purchase Plan (together, the “Plans”).

We have examined all instruments, documents and records, which we deemed relevant and necessary for the purpose of rendering our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We express no opinion concerning any law other than the law of the State of California, the corporation laws of the State of Delaware and the federal law of the United States. As to matters of Delaware corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. We have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of California.

Based on such examination, we are of the opinion that the 23,115,865 shares of Common Stock of the Company, which may be issued under the Plans, are duly authorized and, when issued against receipt of the consideration therefor in accordance with the provisions of the Plans, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

Very truly yours,

/S/ GRAY CARY WARE & FREIDENRICH LLP